UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PEMSTAR, INC.

(Name of Registrant as Specified In Its Charter)

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PEMSTAR INC.

3535 TECHNOLOGY DRIVE N.W.

ROCHESTER, MN 55901

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

TO BE HELD AUGUST 3, 2006

TO THE SHAREHOLDERS OF PEMSTAR INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Pemstar Inc. (“Pemstar” or the “Company”) will be held at 3535 Technology Drive N.W., Rochester, Minnesota on Thursday, August 3, 2006, at 2:00 p.m. Central Daylight Time, for the purpose of considering and acting upon:

(1)	The election of three Class III directors for terms expiring in 2009 or until their successors are elected.

(2)	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending March 31, 2007.

(3)	Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on June 9, 2006, are the only persons entitled to notice of and to vote at the meeting.

Your attention is directed to the attached Proxy Statement. Whether or not you plan to be personally present at the meeting, please complete, sign, date and mail the enclosed proxy card as promptly as possible in order to save us further solicitation expense. If you later desire to revoke your proxy, you may do so at any time before it is exercised. Please return your proxy card in the enclosed envelope for which no postage is required if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

Allen J. Berning
Chief Executive Officer

June 30, 2006

PEMSTAR INC.

3535 Technology Drive N.W.

Rochester, MN 55901

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 3, 2006

This Proxy Statement has been prepared on behalf of the Board of Directors of Pemstar Inc. (“Pemstar” or the “Company”) in connection with the solicitation of proxies for our Annual Meeting of Shareholders to be held on August 3, 2006 (the “Annual Meeting”), and at any and all adjournments of the Annual Meeting. This Proxy Statement and the accompanying form of proxy card will be first mailed to shareholders on or about June 30, 2006.

Shareholders of record on June 9, 2006 are the only persons entitled to vote at the Annual Meeting. As of that date, there were 45,351,065 issued and outstanding shares of our common stock, the only outstanding voting securities of the Company. Each shareholder is entitled to one vote for each share held. There is no cumulative voting.

Under Minnesota law, the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is necessary to approve each item of business, other than the election of directors, properly presented at the meeting of shareholders. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum.

Shares of common stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is given, the proxy will be voted FOR each of the proposals in this Proxy Statement. If a shareholder abstains (or indicates a “withhold vote for” as to directors) from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of any such matter. If a broker returns a “non-vote” proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to any such matter.

So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

Shareholders can vote their shares by completing the enclosed proxy card and mailing it to the Company. A shareholder may revoke a proxy at any time prior to its exercise by giving written notice of revocation to an officer of the Company or by filing a new written appointment of a proxy with an officer of the Company. Unless so revoked, properly executed proxies will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 31, 2006, certain information with respect to all shareholders known to us to have been beneficial owners of five percent or more of our common stock, and information with respect to our common stock beneficially owned by our directors, our executive officers included in the Summary Compensation Table set forth under the caption “Executive Compensation” below and all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within sixty days of May 31, 2006 (“currently exercisable options”) are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them. As of May 31, 2006, there were 45,345,905 issued and outstanding shares of our common stock.

Name of Beneficial Owner	Number	Percent
5% Shareholders:
Lehman Brothers Holdings Inc. and certain of its affiliates (1) 399 Park Avenue New York, New York 10022	4,959,903	10.9%

Aegis Financial Corporation (2) 1100 North Glebe Road, Suite 1040 Arlington, Virginia 22201	3,136,155	6.9%

Wells Fargo & Company (3) 420 Montgomery Street San Francisco, California 94104	2,614,930	5.8%

Executive Officers and Directors:
Allen J. Berning (4)	1,230,600	2.7%
Roy. A. Bauer (5)	177,000	*
Greg S. Lea (6)	146,600	*
Larry R. Degen (7)	43,500	*
Bruce J. Borgerding (8)	10,000	*
Thomas A. Burton (9)	46,250	*
Bruce M. Jaffe (10)	45,175	*
Wolf Michel (11)	33,500	*
Michael Odrich (12)	4,959,903	10.9%
Steven E. Snyder (13)	10,000	*
Claire Bender (14)	0	n/a
All directors and executive officers as a group (11 persons) (15)	6,702,528	14.6%

*	Shares represent less than 1% of total shares outstanding.

(1)	Shares beneficially owned by Lehman Brothers Holdings Inc. include shares held by the following wholly owned subsidiaries and affiliates of Lehman Brothers Holdings Inc.:

Name	Number of Shares
LB I Group Inc. (“LB I Group”)	2,547,084
Lehman Brothers Venture Capital Partners I, L.P. (“LB VCP I”)	366,906
Lehman Brothers Venture Associates Inc.	613,158
Lehman Brothers Venture GP Partnership L.P.	613,158
Lehman Brothers Venture Partners L.P. (“LB VP”)	613,158
Lehman Brothers 1999 Venture GP Partnership L.P.	1,333,332
Lehman Brothers VC Partners L.P. (“LB VCP”)	1,333,332
Lehman Brothers MBG Venture Capital Partners 1998 (A) L.P. (“MBG A”)	87,807
Lehman Brothers MBG Venture Capital Partners 1998 (B) L.P. (“MBG B”)	1,620
Lehman Brothers MBG Venture Capital Partners 1998 (C) L.P. (“MBG C”)	9,996

LB I Group is the actual owner of 2,547,084 shares. LB VCP I is the actual owner of 366,906 shares. LB VP is the actual owner of 613,158 shares. LB VCP is the actual owner of 1,333,332 shares. MBG (A) is the actual owner of 87,807 shares. MBG (B) is the actual owner of 1,620 shares. MBG (C) is the actual owner of 9,996 shares of Common Stock.

Under the rules and regulations of the Securities and Exchange Commission, each other entity listed in the table above is a general partner or direct or indirect corporate parent and may be deemed to be the beneficial owner of the shares reported.

Effective March 15, 2001, LB I Group and LB VCP granted to Pemstar an irrevocable proxy to vote 2,200,000 of the shares of the common stock that they would otherwise be entitled to vote at any meeting of our shareholders, or to give consent in lieu of voting on any matter which is submitted for a vote or consent to our shareholders. The proxy and the powers granted under the proxy are not revocable by the grantors and will remain in effect until automatically terminated when the grantors and their affiliates cease to own on a collective basis 10% or more of our common stock. The proxy will also terminate with respect to any shares that are transferred by the grantors to any person that is not affiliated with the grantors. As a result of this proxy, Lehman Brothers Holdings Inc. has voting power with respect to approximately 5.7% of our common stock. Information for security ownership of Lehman Brothers Holdings Inc. and certain of its affiliates is based on Schedule 13D/A filed by Lehman Brothers Holdings Inc. and certain of its affiliates on November 18, 2003 and a questionnaire completed by one of our directors, Michael Odrich.

(2)	The information for security ownership of the shares referenced in the beneficial ownership table is based on a Schedule 13G filed by Aegis on February 14, 2006.

(3)	The information for security ownership of the shares referenced in the beneficial ownership table is based on a Schedule 13G/A filed by Wells Fargo & Company, on February 3, 2006.

(4)	The shares of common stock included in this table include 263,500 shares that can be acquired upon the exercise of currently exercisable options and 200 shares owned by Mr. Berning’s spouse. Mr. Berning disclaims beneficial ownership of the 200 shares owned by his spouse.

(5)	Includes 12,000 shares held in Mr. Bauer’s spouse’s living trust, of which Mr. Bauer is the trustee, and 159,901 shares that can be acquired upon the exercise of currently exercisable options.

(6)	Includes 3,600 shares held by Mr. Lea’s spouse, 10,000 shares held jointly by Mr. Lea and his spouse and 133,000 shares that can be acquired upon the exercise of currently exercisable options.

(7)	Includes 43,500 shares that can be acquired upon the exercise of currently exercisable options.

(8)	Includes 10,000 shares that can be acquired upon the exercise of currently exercisable options.

(9)	Includes 40,250 shares that can be acquired upon the exercise of currently exercisable options.

(10)	Includes 39,375 shares that can be acquired upon the exercise of currently exercisable options.

(11)	Includes 20,000 shares that can be acquired upon the exercise of currently exercisable options.

(12)

Mr. Odrich is a Managing Director of Lehman Brothers Inc. and holds other positions with certain of its affiliates and accordingly, may be deemed to have beneficial ownership of Lehman Brothers Inc.’s interest in us. Mr.

Odrich disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest, if any. The address of Mr. Odrich is c/o Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022.

(13)	Includes 10,000 shares that can be acquired upon the exercise of currently exercisable options.

(14)	Claire Bender joined the Pemstar Board of Directors in May of 2006.

(15)	See Notes (4) through (14). Includes an aggregate of 719,526 shares issuable upon the exercise of currently exercisable options held by our executive officers and directors.

ELECTION OF DIRECTORS

The number of directors currently serving on our Board of Directors is nine, a majority of whom are independent as that term is defined in Rule 4200(a) of the Nasdaq listing standards. The directors are divided into three classes. The members of each class are elected to serve three-year terms, with the term of office of each class ending in successive years. Roy A. Bauer, Bruce M. Jaffe, and Steven E. Snyder are directors currently in Class I whose terms expire at the 2007 Annual Meeting. Claire Bender, Thomas A. Burton and Michael Odrich are directors currently in Class II whose terms expire at the 2008 Annual Meeting. Allen J. Berning, Greg S. Lea and Wolf Michel are the directors currently in Class III whose terms expire at the 2006 Annual Meeting. The Board of Directors has nominated Messrs. Berning, Lea and Michel for re-election to the Board at the 2006 Annual Meeting for terms expiring at the annual shareholders’ meeting in 2009 or until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal).

The Board of Directors recommends that you vote for each of the nominees named above. The affirmative vote of a plurality of the shares of common stock present and entitled to vote at the Annual Meeting is required for the election of the above nominees to the Board of Directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Berning, Lea and Michel. Shares represented by proxies as to which the authority to vote for a nominee has been withheld will be deemed present and entitled to vote for purposes of determining the existence of a quorum and calculating the numbers of votes cast, but will be deemed not to have been voted in favor of the candidate with respect to whom the proxy authority has been withheld. Each of the nominees is currently serving on the Board of Directors. Each nominee has indicated a willingness to serve, but in the unlikely event that the nominees are not candidates for election at the Annual Meeting, the persons named as proxies will vote for such other persons as the Board of Directors or proxies may designate.

Information regarding the nominees to the Board of Directors and the other incumbent directors is set forth below.

Name	Age	Nominee or Continuing Director and Term
Allen J. Berning	51	Director and nominee, with term expiring in 2006
Greg S. Lea	53	Director and nominee, with term expiring in 2006
Wolf Michel	66	Director and nominee, with term expiring in 2006
Roy A. Bauer	60	Director, with term expiring in 2007
Bruce M. Jaffe	62	Director, with term expiring in 2007
Steven E. Snyder	50	Director, with term expiring in 2007
Claire Bender	57	Director, with term expiring in 2008
Thomas A. Burton	71	Director, with term expiring in 2008
Michael Odrich	42	Director, with term expiring in 2008

Allen J. Berning founded Pemstar in 1994 and has served as our Chief Executive Officer, director and Chairman of our Board since that time. Previously, Mr. Berning was employed by IBM for fifteen years, where he held several engineering and management positions in process engineering, manufacturing, cost engineering and resource planning, including most recently as Operations Manager for IBM’s Rochester Storage Systems facility. Mr. Berning received a B.S.I.E. and an M.B.A. from St. Cloud State University. In 2005 he was selected by Minnesota Governor Tim Pawlenty to serve on the Rochester Higher Education Development Committee. He served as board member and past chair of the Greater Rochester Area University Center. He is currently serving on the 2006 Olmsted County United Way Campaign Cabinet. In 1999, Mr. Berning received the national Ernst & Young Entrepreneur of the Year Award.

Greg S. Lea has served as Executive Vice President of Finance and Chief Financial Officer of Pemstar since 2002. He has served on the Board of Directors of Pemstar since 2001. Mr. Lea retired from Jostens Corporation in 2002, where he held key executive management positions since joining the company in 1995. Previously, Mr. Lea was employed by IBM for more than 18 years where he held a variety of management positions. Mr. Lea holds a B.S. in accounting/business management from Minnesota State University, Mankato. He is currently serving as a board member for the Greater Rochester Area University Center.

Wolf Michel has served as a director of Pemstar since being appointed by the Board of Directors of Pemstar in May 2003. Mr. Michel has been an independent consultant since 2001. From 1996 to 2001, Mr. Michel held various executive positions with Solectron in Europe. Prior to that, he was employed by Hewlett Packard for 31 years in a variety of general management, engineering and manufacturing positions in Europe and the United States.

Roy A. Bauer has served as President of Pemstar since December 2004, as Chief Operating Officer since November 2003, and in various other capacities since 2001. He has served on the Board of Directors since 2004. Prior to joining Pemstar, Mr. Bauer was employed by IBM for 24 years in various positions in manufacturing, product development, and quality management. As Director of WW AS/400 System Quality and Customer Satisfaction, he led the IBM Rochester site in winning the Malcolm Baldrige National Quality Award in 1990. After leaving IBM in 1992, Mr. Bauer authored several books on quality, strategy, managing organizational change, and product development, and consulted with a number of Fortune 100 companies on these topics. He also consulted on information technology operations for the Nagano and Sydney Olympic Games. Mr. Bauer is currently serving on the Board of Directors of the University of Wisconsin Stout Foundation and in May of 2003 was named to the Panel of Judges of the Malcolm Baldrige National Quality Award Program. Mr. Bauer holds a B.S. in Industrial Technology and an honorary Doctorate of Science from the University of Wisconsin – Stout.

Bruce M. Jaffe has served as a director of Pemstar since 2000. Mr. Jaffe is currently Vice President and Chief Financial Officer of LogicVision, Inc., a provider of proprietary technologies for embedded test. Mr. Jaffe was Senior Vice President and Chief Financial Officer of Bell Microproducts Inc., a distributor of storage and computer products from 1997 to 1999. From 1967 to 1996, he was employed by Bell Industries Inc., a distributor of electronic components, where he held several management positions, most recently as President, Chief Operating Officer and member of the Board of Directors. From 1965 to 1967, Mr. Jaffe was employed as an accountant by Price Waterhouse. Mr. Jaffe holds a B.S. in Business from the University of Southern California and is a certified public accountant. Mr. Jaffe currently serves on the Board of Advisors for the University of Southern California School of Business.

Steven E. Snyder has served as a director of Pemstar since May 2004. Mr. Snyder is currently Executive Vice President and Chief Financial Officer of Xiotech Corporation. Mr. Snyder has held these positions since February 2003 and served as a consultant to information technology and medical device companies from January 2001 to February 2003. Beginning in October 1997, Mr. Snyder served as Chief Financial Officer for Ancor Communications, a position he held until December 2000. Ancor Communications was acquired by QLogic Corporation in August 2000. Ancor and QLogic design and produce products for storage area networks. Prior to joining Ancor, Mr. Snyder worked with Cray Research, a developer and manufacturer of supercomputers, where he served as corporate controller at the time of Cray’s acquisition by SGI Corporation. Prior to joining Cray Research, he held various financial management positions at Control Data Corporation. He began his career with KPMG LLP. Mr. Snyder is a Certified Public Accountant and holds an MBA degree from the University of Minnesota.

Claire Bender joined Pemstar as a director in May of 2006. Claire Bender, MD, is the Dean of the Mayo School of Health Sciences, which includes 1,000 students in 35 allied health programs in Rochester, Jacksonville, and Scottsdale, and a staff physician at the Mayo Clinic in Rochester, Minnesota. She is a native of Nebraska where she received her Bachelors of Science degree from Nebraska Wesleyan University in 1971 and her MD degree from the University of Nebraska Medical Center in 1975. She completed her residency training in diagnostic radiology at the Mayo Clinic and joined the Mayo Clinic in 1980 and is a Professor of Radiology and a Fellow in the American College of Radiology. She is the First Vice-President of the Radiological Society of North America and currently serves on the Charter House Board of Directors.

Thomas A. Burton has served as a director of Pemstar since January 1995. Mr. Burton has been an independent consultant since 1995. He served on the Minnesota Public Utilities Commission from 1992 to 1997. From 1960 to 1990, he served as president and CEO of Waters Instruments, Inc.

Michael Odrich has served as a director of Pemstar since June 2002 and previously, from 1998 until January 2001. Mr. Odrich is a Managing Director and Head of Lehman Brothers’ Private Equity Division, which encompasses the firm’s Merchant Banking, Venture Capital, Real Estate, Fixed Income-Related and Private Funds Investments activities. He is a member of Lehman Brothers’ Management Committee, Investment Committee, Valuation Committee and the Screening Committees of the five asset classes that comprise Lehman Brothers Private Equity. Mr. Odrich joined the Private Equity Division in 1995, with responsibilities including the identification, structuring and execution of merchant banking investments. Also in 1995, he conceived and instituted the firm’s venture investment program and has led that program since its inception. Prior to joining Private Equity Division, Mr. Odrich served for three years as assistant to Lehman Brothers’ Chairman and Chief Executive Officer, where he was involved in strategic and financial planning, board of directors matters and merchant banking and investment banking transactions. He joined the Investment Banking Division of Lehman Brothers in 1986, where he spent the majority of his time in the M&A Department. He currently is a director of Regeneration Technologies, Inc. (Nasdaq: RTIX), and a former director of

Active Software, Inc. (Nasdaq: WEBM). Mr. Odrich holds an M.B.A. from Columbia University and a B.A. from Stanford University.

Meetings and Committees of the Board of Directors

M=Member

C=Committee Chair

A=Advisor

Directors	Board Position	Audit	Compensation	Governance
Roy Bauer	President
Claire Bender	Director
Allen J. Berning	Chairman, CEO
Tom Burton	Director/Lead Independent	M	M	C
Bruce Jaffe	Director	C		M
Greg Lea	Director
Wolf Michel	Director		C	M
Michael Odrich	Director
Steve Snyder	Director	M	M	M

During the fiscal year ended March 31, 2006, the Board of Directors held fourteen (14) meetings and acted zero (0) times by written action. Each director attended at least seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which each director served. The Board of Directors has an Audit Committee, an Executive Compensation Committee, and Corporate Governance Committee, which includes nominating responsibilities.

The Audit Committee selects our independent registered public accounting firm and reviews the activities and reports of the independent registered public accounting firm and our internal accounting and legal controls. All members of our Audit Committee are independent within the meaning of Section 301 of the Sarbanes-Oxley Act and as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards and Rule 10A – 3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Board of Directors has determined that the Audit Committee includes at least two members (Messrs. Jaffe and Snyder) who are “audit committee financial experts.” During fiscal 2006, the Audit Committee held nine (9) meetings. The charter of the Audit Committee is available on our web site at www.pemstar.com.

The Executive Compensation Committee determines the compensation for our executive officers and establishes our compensation policies and practices. All members of our Executive Compensation Committee are independent, as independence is defined in Rule 4200 of the Nasdaq listing standards. During fiscal 2006, the Executive Compensation Committee held two (2) meetings. The charter of the Executive Compensation Committee is available on our web site at www.pemstar.com.

The Corporate Governance Committee makes recommendations to the Board of Directors concerning the appropriate size, function and needs of the Board of Directors in accordance with Pemstar’s Corporate Governance Charter, which includes making recommendations to the Board of Directors and shareholders on Director nominees. All members of the Corporate Governance Committee are independent directors as defined in Rule 4200(a) of the Nasdaq listing standards.

The Corporate Governance Committee held two (2) meetings during fiscal 2006. The charter of the Corporate Governance Committee is available on our web site at www.pemstar.com.

Policy on Director Attendance

The Company has a policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Shareholders. Under the policy, attendance at the Annual Meeting by the directors is expected. One Hundred Percent (100%) of the directors attended the 2005 Annual Meeting of Shareholders.

Nominations

Our Corporate Governance Committee is the standing committee responsible for determining the slate of Director nominees for election by shareholders, which the committee recommends for consideration by the Board of Directors. All Director nominees approved by the Board of Directors and all individuals appointed to fill vacancies created between our annual meetings of shareholders are required to stand for election by our shareholders at the next Annual Meeting of Shareholders.

Our Corporate Governance Committee is not currently utilizing a third party search firm to assist the identification or evaluation of Board member candidates. However, the committee may engage a third party to provide such services in the future, as it deems appropriate at the time in question.

Our Corporate Governance Committee determines the required selection criteria and qualifications of Director nominees based upon the needs of the Company at the time nominees are considered. Minimum criteria for Director nominees are set forth in our Corporate Governance Committee charter. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance and international transactions. The Governance Committee will consider these criteria for nominees identified by the committee, by shareholders, or through some other source. When current Board members are considered for nomination for reelection, the committee also takes into consideration their prior contributions, performance and attendance as members of the Board of Directors.

The Corporate Governance Committee will consider qualified candidates for possible nomination that are submitted by our shareholders. Shareholders wishing to make such a submission may do so by sending the following information to the Corporate Governance Committee c/o the Corporate Secretary, Pemstar Inc., 3535 Technology Drive, N.W., Rochester, MN 55901: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

The Corporate Governance Committee conducts a process of making preliminary assessments of each proposed nominee based upon their resume and biographical information, an indication of the individual’s willingness to serve and other background information. This information is evaluated against the criteria set forth above and the specific needs of the Company at the time. Based upon a preliminary assessment of the candidates, those who appear best suited to meet the needs of the Company may be invited to participate in a series of interviews. On the basis of information learned during the process, the committee determines which nominee to recommend to the Board of Directors to submit for election at the next annual meeting. The Corporate Governance Committee uses the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for Director nominations were submitted to the Corporation Governance Committee by any shareholder in connection with the 2006 Annual Meeting of Shareholders. Any shareholders desiring to present a nomination for consideration by the Corporate Governance Committee prior to our 2007 annual meeting must do so prior to March 2, 2007 in order to provide adequate time to duly consider the nominee.

Communications with Shareholders

The Board of Directors has not implemented a formal process by which our shareholders may send written communications to the Board’s attention. However, any shareholder desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Board of Directors c/o the Corporate Secretary, Pemstar Inc., 3535 Technology Drive, N.W., Rochester, MN 55901. The Corporate Secretary has been instructed by the Board to promptly forward all communications so received to the full Board or the individual Board members specifically addressed in the communications.

Compensation of Directors

We pay our non-employee board members an annual retainer of $10,000, $1,000 for attendance at each board meeting and $500 for attendance at each committee meeting. We also reimburse our non-employee directors for reasonable expenses incurred in serving as a director. All of our non-employee directors are entitled to participate in our stock option plans. The number of options granted to our non-employee directors is determined by our Executive Compensation Committee on an annual basis. In fiscal 2006, among our non-employee directors, Thomas A. Burton, Bruce M. Jaffe, Kenneth E. Hendrickson1, Steven E. Snyder and Wolf Michel were each awarded options to purchase 10,000 shares of common stock under our 2000 Stock Option Plan. Michael Odrich has declined all stock option grants and is not being paid an annual retainer.

[1]	Mr. Hendrickson resigned from the Pemstar Board of Directors, effective May 18, 2006.

EXECUTIVE COMPENSATION

2006

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Overview

The Executive Compensation Committee of the Board of Directors (the “Committee”) is responsible for reviewing and establishing overall compensation programs to ensure Pemstar’s ability to attract, retain and motivate qualified executives and directors on a worldwide basis. Pemstar’s executive compensation programs include base salary, short-term incentive compensation and incentive stock option awards. The Committee currently consists of three independent directors, all of whom are appointed by the Board of Directors. The Committee reviews and approves the base salary, short-term incentive compensation and incentive stock option award programs for Pemstar’s Chief Executive Officer and other executive officers. The Committee has the authority to change Pemstar’s compensation programs at any time. From time to time, the Committee may hire experienced outside consultants to analyze and review Pemstar’s compensation programs to confirm that the compensation programs meet the Committee’s stated objectives. Pemstar has a “pay for performance” compensation program designed to motivate and reward executives for attaining financial and strategic objectives essential to Pemstar’s success and continued growth while at the same time allowing Pemstar to attract, retain and motivate high-caliber executives. The Committee’s practice is to establish annual company financial performance targets at the outset of each year, and to pay bonuses based on performance against these pre-established targets and goals. Base salaries for Pemstar’s executive officers are targeted to be generally average in comparison to executive officer salaries paid by other electronics manufacturing service providers with comparable total revenues. Based on fiscal year 2006 financial performance, the Committee is not recommending any adjustments to the Company’s executive base salary and benefit structure. The Company has approved guidelines for employee compensation. Through the short-term incentive compensation program, Pemstar’s executive officers have an opportunity to earn competitive compensation as compared to officers of other electronics manufacturing service providers with comparable total revenues. The Committee periodically reviews national and regional compensation surveys to determine and establish competitive levels of compensation.

Compensation of Executive Officers

Pemstar’s compensation program for its executive officers consists of three basic elements: base salary, short-term incentive compensation and incentive stock option awards.

Base Salary. Base salaries for Pemstar’s executive officers are determined based on company performance and internal job value. Merit increases in base salary are tied to annual performance reviews and are subject to minimum and maximum base salary levels based on comparable compensation for similar executive officer positions at other electronics manufacturing services companies with total revenues comparable to Pemstar’s revenues.

Short-Term Incentive Compensation. With respect to fiscal year 2006, the Committee did not pay any short-term incentive compensation to executive officers, except for a discretionary payment awarded to Mr. Degen.

In fiscal year 2007, short-term incentive compensation for executive officers will be paid pursuant to a Senior Management Variable Compensation Program. Corporate financial performance targets have been established based on Pemstar’s budget as approved by the Board of Directors. No short-term incentive compensation payments are to be made unless a minimum return on invested capital is met. In addition to the Return on Invested Capital (ROIC) measurement, revenue and other financial targets may apply based on an individuals’ area of responsibility. There is a variable compensation limit for executive officers and eligible senior management under Pemstar’s short-term incentive compensation program for fiscal year 2007.

Incentive Stock Option Awards. Incentive stock options are granted to executive officers under Pemstar’s stock option plans (the “Plans”). The purpose of the Plans are to attract, retain and motivate executives capable of assuring Pemstar’s future success by affording them an opportunity to acquire an ownership interest in Pemstar and to align executive officer compensation directly with the creation of shareholder value.

When making option grant determinations, the Committee considers the recommendations of the Chief Executive Officer and an ad hoc committee of finance and human resources officers and managers, an individual’s performance, business unit performance and Pemstar’s overall performance. When determining the size of an option grant, the Committee takes into account a number of factors, including individual performance and leadership and the number of options already outstanding or previously granted.

The Committee’s policy is to review each individual’s performance and option position on an annual basis. All of Pemstar’s outstanding stock options were granted at an exercise price equal to the fair market value of Pemstar’s common stock on the date of grant. Options granted under the Plan have a term of ten years and generally vest ratably over a three-year period.

In fiscal year 2006, the Committee awarded certain executive officers options to purchase additional shares of common stock for purposes of hiring, promotion or retention: Greg Lea was granted the option to purchase 25,000 shares; Roy A. Bauer was granted the option to purchase 25,000 shares; Bruce Borgerding, Vice President, General Counsel & Corporate Secretary, was granted the option to purchase 15,000 shares, and Larry Degen, Principal Accounting Officer, was granted the option to purchase 15,000 shares.

In fiscal year 2006, the Committee approved an annual grant of options to purchase 10,000 shares to each outside member of the Company’s Board of Directors.

Compensation of the Chief Executive Officer

The Chief Executive Officer’s compensation is determined by the Committee in a manner similar to the compensation of the other executive officers.

Base Salary. Each year the Committee thoroughly reviews competitive market data and compares it to the current base salary of the Chief Executive Officer. The market data is selected from compensation surveys that include data from electronics manufacturing services companies with total revenues comparable to Pemstar’s total revenues.

Short-Term Incentive Compensation. Mr. Berning did not receive any short-term incentive compensation with respect to fiscal year 2006 because Pemstar did not achieve its target earnings objectives.

Incentive Stock Option Awards. In fiscal year 2006, the Committee did not award Mr. Berning options to purchase additional shares of Pemstar’s common stock.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the corporate deduction for compensation paid to executive officers named in this Proxy Statement to one million dollars, unless the compensation is performance-based. The Committee has considered the potential long-term impact of this tax code provision on the Company and has concluded that it is in the best interests of the Company and its shareholders to attempt to qualify the Company’s incentive stock option awards as performance-based compensation within the meaning of the Code and thereby preserve the full deductibility of long-term incentive payments to the extent they might ever be impacted by this legislation. The Company has included provisions in its Plans intended to preserve the full deductibility of certain performance-based compensation under the Code.

Thomas A. Burton Wolf Michel Steven E. Snyder

Members, Executive Compensation Committee

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and noncash compensation for the fiscal years ended March 31, 2006, March 31, 2005 and March 31, 2004 awarded to or earned by our Chief Executive Officer and our four other most highly compensated persons who were executive officers of the Company at any time during the year ended March 31, 2006.

	Year	Annual Compensation (1)		Long-Term Compensation	All Other Compensation ($)(2)
Name and Principal Position		Salary ($)	Bonus ($)	Securities Underlying Options (#)
Allen J. Berning (3) Chairman of the Board and Chief Executive Officer	2006 2005 2004	306,346 295,000 284,231	— — —	— — 75,000	6,467 6,127 6,144

Roy A. Bauer(3) President and Chief Operating Officer	2006 2005 2004	254,423 224,808 210,769	— — —	25,000 75,000 50,000	3,114 2,836 2,885

Greg S. Lea Executive Vice President— Chief Financial Officer	2006 2005 2004	233,654 225,000 219,615	— — —	25,000 50,000 50,000	— — —

Larry R. Degen Vice President— Principal Accounting Officer	2006 2005 2004	170,769 150,000 148,462	5,000 — —	15,000 — 15,000	— — —

Bruce J. Borgerding(4) Vice President— General Counsel & Corp. Secretary	2006 2005	163,692 6,154	— —	15,000 10,000	4,726 —

(1)	With respect to each of the named executive officers, the aggregate amount of perquisites and other personal benefits, securities or property received was less than either $50,000 or 10% of the total annual salary and bonus reported for such named officer.

(2)	The reported compensation includes our contributions (excluding employee earnings reduction contributions) under our 401(k) Plan.

(3)	On December 15, 2004, Allen J. Berning resigned as our President. Roy A. Bauer was concurrently promoted to President, and named to our Board of Directors. Mr. Bauer continued to serve as Chief Operating Officer. Mr. Berning continued in his role as Chairman of the Board and Chief Executive Officer.

(4)	Mr. Borgerding joined Pemstar in February of 2005.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding grants of stock options to each of the executive officers named in the Summary Compensation Table during fiscal 2006. The percentage of total options set forth below is based on an aggregate of 517,500 options granted to employees during fiscal 2006. All options were granted with an exercise price equal to the average of the daily high and low trading prices of Pemstar’s common stock on the Nasdaq National Market on the date of grant. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission based on the fair market value of the stock at the time of option grant, and do not represent our estimate or projection of the future stock price.

OPTION GRANTS IN FISCAL YEAR ENDED MARCH 31, 2006

	Individual Grants
Name	Number of Shares of Common Stock Underlying Options Granted(1)	% of Total Options Granted to Employees in FY 2006	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rate Of Stock Price Appreciation For Option Term
					5%	10%
Allen J. Berning	—	—	$—	—	$—	$—
Roy A. Bauer	25,000	4.8	1.20	11/03/2015	18,867	47,812
Greg S. Lea	25,000	4.8	1.20	11/03/2015	18,867	47,812
Larry R. Degen	15,000	2.9	1.04	8/24/2015	9,811	24,862
Bruce J. Borgerding	15,000	2.9	1.20	11/03/2015	11,320	28,687

(1)	Options vest in three equal annual installments commencing on the first anniversary of their grant date.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The table below sets forth the number of shares of common stock acquired upon the exercise of options in the fiscal year ended March 31, 2006 and the value and the number of shares of common stock subject to exercisable and unexercisable options held as of March 31, 2006, by each of the executive officers named in the Summary Compensation Table.

AGGREGATE OPTION EXERCISES IN FISCAL 2006 AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired by Exercise	Value Realized (1)	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In- the-Money Options at Fiscal Year-End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Allen J. Berning	—	—	263,500	—	$17,280	$—
Roy A. Bauer	—	—	159,901	25,000	26,400	20,500
Greg S. Lea	—	—	133,000	25,000	46,200	20,500
Larry R. Degen	—	—	43,500	15,000	15,900	14,700
Bruce J. Borgerding	—	—	10,000	15,000	6,800	12,300

(1)	“Value” has been determined based upon the difference between the per share option exercise price and the market value of one share of Pemstar common stock on the day such options were exercised, which is equal to the average of the daily high and low trading prices for our common stock on such dates, multiplied by the number of shares exercised.

(2)	Based on an estimated fair market value of $2.02, which is equal to the average of the daily high and low trading prices for our common stock on March 31, 2006.

Employment Contracts for Executive Officers

We currently do not have employment agreements with any of our executive officers, although the terms of our change of control agreements with executive officers impose limitations on our ability to terminate an executive officer under certain conditions. See “Executive Compensation—Change in Control Arrangements.”

Pension and Retirement Plans

In 1995, we adopted a 401(k) plan to provide eligible employees with a tax preferential savings and investment program. Employees become eligible to participate in the 401(k) plan on the first day of the first month after they become employed by us, at which point we classify them as participants. Employees may elect to reduce their current compensation by not less than 1% nor more than 50% of eligible compensation or the statutorily prescribed annual limit, currently $15,000 in most cases, and have this reduction contributed to the 401(k) plan. Our Board of Directors may change the minimum and maximum contribution levels, subject to the statutorily prescribed limit. The 401(k) plan permits, but does not require, us to make discretionary matching contributions and discretionary profit sharing contributions to the 401(k) plan on behalf of eligible participants. In 1997, our Board of Directors approved a discretionary matching contribution of up to 3% of an employee’s contributions to the plan. At the direction of each participant, the trustee of the 401(k) plan invests the assets of the 401(k) plan in selected investment options. Contributions by participants or by us to the 401(k) plan and income earned on plan contributions are generally not taxable to the participants until withdrawn, and contributions by us, if any, are generally deductible by us when made. In fiscal 2006, we made $988,771 in matching contributions to the plan on behalf of participants.

Change in Control Arrangements

We have entered into change in control arrangements with our executive officers. These agreements are designed to diminish the distractions that could be caused by personal uncertainties and risks associated with changes in control and other significant business combinations involving Pemstar by providing these individuals with assurances regarding their compensation and benefits expectation under such circumstances.

Under these agreements, we agree not to terminate any of these individuals during the six month period prior to a “change in control” involving our company and for the two year period following any change in control. If, during the applicable period, we terminate any individual other than for “cause” or “disability” or the individual terminates his employment for “good reason,” the individual is entitled to receive a severance payment from us in the amount of 220% of the individual’s annual base salary in effect at the time of termination or immediately prior to the change in control, whichever is earlier. We may pay the severance payment in one lump sum or in twenty-four consecutive monthly installments.

Equity Compensation Plan Information

The Company maintains the 1994 Stock Option Plan (the “1994 Plan”), the 1995 Stock Option Plan (the “1995 Plan”), the 1997 Stock Option Plan (the “1997 Plan”), the 1999 Amended and Restated Stock Option Plan (the “1999 Plan”), the 2000 Stock Option Plan (the “2000 Plan”), the 2002 Stock Option Plan (the “2002 Plan”) and the 2000 Employee Stock Purchase Plan, as amended in 2002 and 2003 (the “ESPP”), pursuant to which it may grant equity awards to eligible persons. The 1994 Plan, the 1995 Plan, the 1997 Plan, the 1999 Plan, the 2000 Plan, the 2002 Plan, and the ESPP have all been approved by the shareholders of the Company.

The following table gives information about equity awards under the Company’s 1994 Plan, the 1995 Plan, the 1997 Plan, the 1999 plan, the 2000 Plan, the 2002 Plan, and the ESPP as of March 31, 2006.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation plans approved by security holders	3,076,098	(1)	$4.00390	1,359,633	(2)
Equity Compensation plans not approved by security holders	None		—	None
Total	3,076,098		$4.00390	1,359,633

(1)	15,000 to be issued under the 1994 Plan; 27,000 to be issued under the 1995 Plan; 180,867 to be issued under the 1997 Plan; 1,071,702 to be issued under the 1999 Plan; 1,112,840 to be issued under the 2000 Plan; and 668,689 to be issued under the 2002 Plan.

(2)	None remaining under the 1994, 1995 and 1997 Plans; 342,514 remaining under the 1999 Plan; 319,387 remaining under the 2000 Plan; 697,732 remaining under the 2002 Plan; and 573 remaining under the ESPP.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total shareholder return on Pemstar’s common stock with the cumulative total return on the Nasdaq National Market (U.S. Companies) Index and an index of a group of peer companies selected by Pemstar for the sixty (60) month period beginning March 30, 2001and ending March 31, 2006 (assuming in each case an investment of $100 on March 30, 2001 and reinvestment of all dividends when paid). The peer group includes Benchmark Electronics, Inc., Celestica Inc., Flextronics International Ltd., Jabil Circuit Inc., Plexus Corp., Sanmina-SCI Corp., SMTC Corp. and Solectron Corp., each of which, like Pemstar, is a publicly traded provider of advanced electronic manufacturing services. In calculating the cumulative total shareholder return of the peer group, the shareholder returns of the peer group companies are weighted according to the stock market capitalization of the companies.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG PEMSTAR INC., THE NASDAQ STOCK MARKET (U.S.) INDEX

AND A PEER GROUP

*	$100 invested on 3/30/01 in stock or index-including reinvestment of dividends.

Fiscal year ending March 31.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of the forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during the fiscal year ended March 31, 2006, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except for one grant of stock options to Larry Degen in August 2005 which was reported late on Form 5.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for overseeing management’s financial reporting practices and internal controls. The Audit Committee is composed of the following non-employee directors: Bruce M. Jaffe, Chair, Thomas A. Burton, and Steven E. Snyder. All of the members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards). The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee appoints the Company’s independent registered public accounting firm.

Management is responsible for Pemstar’s internal controls and the financial reporting process. Pemstar’s independent registered public accounting firm is responsible for performing an independent audit of Pemstar’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on Pemstar’s financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Pemstar’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Pemstar’s independent registered public accounting firm also provided to the Audit Committee the written disclosure and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm the accounting firm’s independence. The Committee also considered whether non-audit services provided by the independent registered public accounting firm during the last fiscal year were compatible with maintaining the independent registered public accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Pemstar’s annual report on Form 10-K for the fiscal year ended March 31, 2006 filed with the Securities and Exchange Commission.

The Company has at least two audit committee financial experts serving on its audit committee. Messrs. Jaffe and Snyder, both of whom are independent of management, meet the qualifications for this designation under Section 407 of the Sarbanes-Oxley Act of 2002.

Thomas A. Burton Bruce M. Jaffe Steven E. Snyder

Members of the Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DISCLOSURE

On June 22, 2004, Ernst & Young LLP (“Ernst & Young”) informed the Company that Ernst & Young was to resign as the Company’s independent registered public accounting firm effective upon the completion of the quarterly review of the Company’s fiscal quarter ending June 30, 2004.

The reports of Ernst & Young on the financial statements of the Company for the two fiscal years ended March 31, 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for each of the two fiscal years ended March 31, 2004 and through the date of this proxy statement, there have been no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference thereto in their report on the financial statements for such years.

During the two most recent years and through June 30, 2006, the date of this proxy statement, there have been no reportable events (as outlined in Regulation S-K Item 304(a)(1)(v)).

On August 16, 2004, the Company’s Audit Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Committee Pre-Approval Policies

The Audit Committee has established a policy for pre-approving the services provided by our independent registered public accounting firms in accordance with the rules of the Securities and Exchange Commission. The policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by the independent registered public accounting firms. Before granting any approval, the Audit Committee must receive: (1) a detailed description of the proposed service; (2) a statement from management as to why they believe the independent registered public accounting firms are the best qualified to perform the service; and (3) an estimate of the fees to be incurred. Before granting any approval, the Audit Committee gives due consideration to whether approval of the proposed service will have a detrimental impact on the independent registered public accounting firms’ independence.

Fees

	Grant Thornton LLP		Ernst & Young LLP
Fees Billed or Expected To Be Billed	Fiscal 2006	Fiscal 2005	Fiscal 2006	Fiscal 2005
Audit fees[2]	$1,182,923	$1,554,408	$10,000	$26,350
Audit related fees[3]	19,064	38,189	14,410	18,050
Tax fees[4]	10,349	4,433	355,539	298,987
Other fees	—	—	—	—

[2]	Grant Thornton fiscal 2006 and fiscal 2005 audit fees billed include $208,574 and $910,442, respectively, in support of Sarbanes Oxley Act independent registered public accounting firm certification. Ernst & Young fiscal 2006 audit fees include amounts for the issuance of their consent for use of their prior year opinion in Securities and Exchange filings. Ernst & Young fiscal 2005 audit fees include amounts for review of financial statements for the quarter ended June 30, 2004.

[3]	Grant Thornton fiscal 2006 audit-related fees relate to their audit of employee benefit plans. Grant Thornton fiscal 2005 audit-related fees include amounts billed in relation to review of adjustments arising in the restatement of fiscal year 2004 financial statements in connection with the outcome from the investigation of certain accounting discrepancies related to Company’s Guadalajara, Mexico subsidiary. Ernst & Young fiscal 2006 audit-related fees relate to statutory audits of certain foreign subsidiaries. Ernst & Young fiscal 2005 audit-related fees are in support of management review of a foreign business opportunity and audits of employee benefit plans.

[4]	Grant Thornton tax fees include amounts for preparation of annual filings in one foreign country. Ernst & Young provides domestic outsourcing tax compliance services and assists with various other taxation and taxation planning matters.

The Company’s Audit Committee reviews all requests for non-audit services by Grant Thornton and Ernst & Young prior to their engagement by the Company for such services. The Committee is responsible for approving or denying such requests. One hundred percent of audit related, tax and other services for the current fiscal year, which were provided prior to or during the period of the designation of Grant Thornton and Ernst & Young, respectively, as our independent registered public accounting firm, were approved by the Audit Committee.

The Company’s Audit Committee has considered whether the provision of audit related, tax and other services and the payment of fees for these services is compatible with maintaining Grant Thornton’s independence, and previously, Ernst & Young’s independence, and has determined that such services fees are compatible with maintaining Grant Thornton’s, and previously Ernst & Young’s, independence.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton has served as our independent registered public accounting firm since August 2004. The Audit Committee appointed Grant Thornton to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2007. While it is not required to do so, Pemstar is submitting the selection of Grant Thornton for ratification to the shareholders. If the selection is not ratified, the Audit Committee will reconsider its selection. Ratification of the selection will require the affirmative vote of a majority of the shares of common stock of the Company represented in person or by proxy and entitled to vote at the Annual Meeting. A representative of Grant Thornton will be present at the Annual Meeting, will be afforded an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors and management recommend that you vote for the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm.

CODE OF ETHICS

The Company has adopted Standards of Conduct for its Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and all other employees. The Company has made its Standards of Conduct available on its website (www.pemstar.com) in the “Governance” section. The Company intends to satisfy the disclosure requirement under Item 10 of 8-K regarding an amendment to, or from, a provision of its Standards of Conduct by posting such information on its website at the address and location specified above.

SOLICITATION OF PROXIES

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of the Company’s common stock. Although proxies are being solicited primarily by mail, officers and regular employees of the Company, who will receive no extra compensation for their services, may solicit such proxies by telephone, telegraph, facsimile transmission or in person.

OTHER MATTERS

The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy will vote in accordance with their best judgment as to the best interests of the Company.

SHAREHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING

Any shareholder proposals to be included in the Company’s proxy statement and presented at the Company’s Annual Meeting to be held in 2007 must be received at the principal executive offices of the Company, Pemstar Inc., 3535 Technology Drive N.W., Rochester, MN 55901 by the close of business on March 2, 2007. In connection with any matter to be proposed by a shareholder at the 2007 Annual Meeting, but not proposed for inclusion in the Company’s proxy materials, the proxy holders designated by the Company for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by the Company at its principal executive office by May 16, 2007.

Bruce J. Borgerding Secretary

June 30, 2006

PEMSTAR INC. 3535 TECHNOLOGY DRIVE N.W. ROCHESTER, MN 55901

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Pemstar Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Pemstar Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PEMSA1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PEMSTAR INC.
Vote on Directors

	1. PROPOSAL TO ELECT THREE CLASS III DIRECTORS					Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	Nominees:	For All	Withhold All	For All Except
	01. Allen J. Berning 02. Greg S. Lea	☐	☐	☐
03. Wolf Michel

	Vote on Proposal				For	Against	Abstain

2.         RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2007.

3.         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

					☐	☐	☐

Please sign exactly as name appears above. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

PEMSTAR INC.

3535 Technology Drive N.W.

Rochester, MN 55901

Annual Meeting of Shareholders

August 3, 2006

2:00 p.m. CDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement dated June 30, 2006, revoking all prior proxies, hereby appoints Allen J. Berning and Bruce J. Borgerding, and each of them, with the power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Pemstar Inc. (the “Company”) to be held on August 3, 2006, at 2:00 p.m. Central Daylight Time, and at all adjournments thereof, as specified on the reverse side on each matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of nominees for director named in item 1 and in the discretion of the named proxies on all other matters.

(continued and to be dated and signed on the other side)